EXHIBIT 99.1

Woodward Reports Fiscal Year 2020 Results

FORT COLLINS, Colo., Nov. 19, 2020 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its fiscal year 2020 and fourth quarter ending September 30, 2020. (All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated.)

Fourth Quarter Fiscal 2020 Overview

  Net sales were $531 million, compared to $737 million, a decrease of 28 percent.
  Earnings per share were $0.89, down from $1.03.
  Adjusted earnings per share1 were $0.75, down from $1.22.

Fiscal Year 2020 Overview

  Net sales were $2.50 billion for fiscal year 2020, a decrease of 14 percent.
  Net earnings were $240 million, or $3.74 per share, compared to $260 million, or $4.02 per share.
  Adjusted net earnings1 were $254 million, or $3.96 per share, compared to $314 million, or $4.88 per share.
  Net cash provided by operating activities for 2020 was $349 million, compared to $391 million. Free cash flow1 was $302 million for 2020, compared to $292 million. Adjusted free cash flow1 was $315 million for 2020.

“Fiscal year 2020 marked one of the most volatile periods in the global macro-economic landscape. Our team acted swiftly to focus on diligent cash management and liquidity as well as aligning our cost structure to the current COVID-19 environment, which significantly impacted both of our segments. Our Aerospace segment was impacted by the decline in global passenger traffic, partially offset by a strong defense market. Our Industrial segment was impacted by a sharp decline in oil prices as well as the pandemic,” said Thomas A. Gendron, Chairman and Chief Executive Officer of Woodward. “The COVID-19 headwinds are enduring, and our team has driven and will continue to focus on operational excellence, prudently manage cash and liquidity as well as execute on our strategy, to emerge as a leaner and stronger Woodward.”

Company Results

Net sales for the fourth quarter of fiscal 2020 were $531 million, compared to $737 million for the fourth quarter of last year, a decrease of 28 percent. Net earnings for the fourth quarter of 2020 were $57 million, or $0.89 per share, compared to $67 million, or $1.03 per share, for the fourth quarter of last year.

Adjusted net earnings for the fourth quarter of 2020 were $48 million, or $0.75 per share, compared to $79 million, or $1.22 per share for the fourth quarter of the prior year.

Net sales for fiscal 2020 were $2.50 billion, compared to $2.90 billion last year, a decrease of 14 percent. Net earnings for 2020 were $240 million, or $3.74 per share, compared to $260 million, or $4.02 per share, for the prior year.

Adjusted net earnings for 2020 were $254 million, or $3.96 per share, compared to $314 million, or $4.88 per share, for the prior year.

EBIT1 was $77 million for the fourth quarter of 2020, compared to $86 million for the fourth quarter of 2019. Adjusted EBIT1 for the fourth quarter of 2020 was $65 million, compared to $103 million for the fourth quarter of 2019.

EBIT was $316 million for fiscal 2020, compared to $363 million for 2019. Adjusted EBIT for 2020 was $343 million, compared to $424 million for 2019.

The effective tax rate for the fourth quarter of 2020 was 16.0 percent, compared to 12.8 percent in the prior year. The adjusted effective tax rate1 was 13.8 percent for the quarter, compared to 15.5 percent for the fourth quarter of 2019.

The full year effective tax rate for 2020 was 14.7 percent, compared to 19.0 percent for the prior year. The adjusted effective tax rate for the full year 2020 was 17.8 percent, compared to 17.5 percent for the prior year.

Segment Results

Aerospace

Aerospace segment net sales for the fourth quarter of fiscal 2020 were $336 million, compared to $506 million for the fourth quarter a year ago, a decrease of 34 percent.

Aerospace sales for the quarter were unfavorably impacted by COVID-19 related declines in commercial OEM, commercial aftermarket and defense OEM, partially offset by strong defense aftermarket.

Segment earnings for the fourth quarter of 2020 were $58 million, compared to $111 million for the fourth quarter of last year. Segment earnings as a percent of segment net sales were 17.4 percent for the fourth quarter of 2020, compared to 22.0 percent in the same quarter of the prior year. The decline in segment earnings was a result of lower volume, partially offset by cost reduction initiatives.

For fiscal 2020, Aerospace segment net sales were $1.59 billion, a decrease of 15 percent compared to $1.88 billion for the prior year. Segment earnings for 2020 were $310 million, or 19.5 percent of segment net sales, compared to $389 million, or 20.7 percent of segment net sales, in the prior year.

Industrial

Industrial segment net sales for the fourth quarter of fiscal 2020 were $195 million, compared to $231 million for the fourth quarter a year ago, a decrease of 15 percent. Industrial segment net sales of $195 million for the fourth quarter of fiscal 2020 were down 5 percent compared to $206 million of Industrial segment net sales excluding renewable power systems and related businesses1 (“RPS”) for the fourth quarter of 2019.

Industrial sales for the fourth quarter of 2020 declined primarily as a result of COVID-19 related weakness in many of our markets, partially offset by increases in industrial gas turbines and China natural gas engines.

Industrial segment earnings for the fourth quarter of 2020 were $19 million, or 9.6 percent of segment net sales, compared to $11 million, or 4.8 percent of segment net sales for prior year quarter. Industrial segment earnings increased primarily as a result of cost reduction initiatives, partially offset by the impact of lower sales volume.

Industrial segment earnings of $19 million for the fourth quarter of 2020 were up compared to $10 million of Industrial segment earnings excluding RPS1, or 4.9 percent of segment sales, for the same period last year.

For fiscal year 2020, Industrial segment net sales were $905 million, compared to $1.02 billion for the prior year, an 11 percent decrease. Excluding RPS, Industrial segment sales for 2020 were $837 million, compared to $932 million for the prior year, a decrease of 10 percent.

Both Industrial segment earnings and adjusted Industrial segment earnings1 for 2020 were $100 million, or 11.1 percent of segment net sales. For 2019, Industrial segment earnings were $94 million, or 9.2 percent of segment net sales, and adjusted Industrial segment earnings were $115 million, or 11.2 percent of segment net sales.

Excluding RPS, Industrial segment earnings and adjusted Industrial segment earnings for 2020 were $97 million, or 11.6 percent of segment net sales. For 2019, excluding RPS, Industrial segment earnings were $97 million, or 10.4 percent of segment net sales, and adjusted Industrial segment earnings were $118 million, or 12.7 percent of segment net sales.

Nonsegment

Nonsegment expenses as reported were $0.2 million for the fourth quarter of fiscal 2020, compared to $36 million for the same period of the prior year. Adjusted nonsegment expenses1 for the fourth quarter of 2020 were $12 million, compared to $20 million for the same quarter last year. Adjusted nonsegment expenses for the fourth quarter of 2020 primarily excludes the gain on sale of properties. Adjusted nonsegment expenses for the fourth quarter of 2019 exclude the costs associated with the impairment of Senvion related assets and Duarte move related costs. Reported and adjusted nonsegment expenses for the fourth quarter of 2020 primarily benefited from cost reduction initiatives.

Nonsegment expenses totaled $95 million for 2020, compared to $119 million for the prior year. Adjusted nonsegment expenses were $67 million for 2020, compared to $80 million for the prior year.

Cash Flow and Financial Position

Net cash provided by operating activities for fiscal year 2020 was $349 million, compared to $391 million for the prior year. Payments for property, plant, and equipment for 2020 were $47 million, compared to $99 million for 2019. Free cash flow was $302 million for 2020, compared to $292 million for 2019. Adjusted free cash flow was $315 million for 2020. The increase in free cash flow and adjusted free cash flow was primarily related to lower capital expenditures, aggressive cost control and effective working capital management.

Total debt was $838 million at September 30, 2020, compared to $1.08 billion at September 30, 2019. Debt-to-EBITDA1 leverage at September 30, 2020 was 1.7 times EBITDA, compared to 2.1 times EBITDA at September 30, 2019.

During fiscal year 2020, $51 million was returned to stockholders in the form of $38 million of dividends and $13 million of repurchased shares.

Fiscal Year 2021 Outlook

The global economic effects associated with the COVID-19 pandemic have been unprecedented in their scope and depth. We continue to see severe volatility in our markets, making forecasting of our future business challenging. With that uncertainty, we will not be providing financial guidance for fiscal 2021 at this time, although we are encouraged by recent developments with respect to potential vaccines and therapeutics related to the virus.

“Our focus will continue to be on cash flow and liquidity as we manage through this challenging operating environment,” said Mr. Thomas A. Gendron. “Woodward has a history of resilience during difficult times such as these. We believe our strong balance sheet will allow us to strategically invest in growth opportunities and technology, return capital to our shareholders and emerge a stronger company.”

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. EST, November 19, 2020, to provide an overview of the financial performance for the fourth quarter and fiscal year 2020, business highlights, and outlook for fiscal 2021. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-877-231-2582 (domestic) or 1-478-219-0714 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 3429007. An audio replay will be available by telephone from 7:30 p.m. EST on November 19, 2020 until 11:59 p.m. EST on December 3, 2020. The telephone number to access the replay is 1-855-859-2056 (domestic) or 1-404-537-3406 (international), reference access code 3429007.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations.” The call and presentation will remain accessible at the website for 14 days.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and industrial markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2020, which we expect to file shortly, and any subsequently filed Quarterly Report on Form 10-Q.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, statements about the continued and expected or potential effects of the COVID-19 pandemic on our business, and the management of our business, including our operations and strategy, as well as any potential benefits with respect to a vaccine or therapeutics for COVID-19; and our strategies and investments, including our intended strategic and operational focus. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to, the COVID-19 pandemic and related volatility in financial, commodities (including oil and gas) and other markets and industries (including the aviation industry), a decline in our customers’ business, or our business with, or financial distress of, Woodward’s significant customers; global economic uncertainty and instability in the financial markets; Woodward’s ability to manage product liability claims, product recalls or other liabilities associated with the products and services that Woodward provides; Woodward’s ability to obtain financing, on acceptable terms or at all, to implement its business plans, complete acquisitions, or otherwise take advantage of business opportunities or respond to business pressures; Woodward’s long sales cycle, customer evaluation process, and implementation period of some of its products and services; Woodward’s ability to implement and realize the intended effects of any restructuring and alignment efforts; Woodward’s ability to successfully manage competitive factors, including prices, promotional incentives, competitor product development, industry consolidation, and commodity and other input cost increases; Woodward’s ability to manage expenses and product mix while responding to sales increases or decreases; the ability of Woodward’s subcontractors to perform contractual obligations and its suppliers to provide Woodward with materials of sufficient quality or quantity required to meet Woodward’s production needs at favorable prices or at all; Woodward’s ability to monitor its technological expertise and the success of, and/or costs associated with, its product development activities; consolidation in the aerospace market and our participation in a strategic joint venture with General Electric Company may make it more difficult to secure long-term sales in certain aerospace markets; Woodward’s debt obligations, debt service requirements, and ability to operate its business, pursue its business strategies and incur additional debt in light of covenants contained in its outstanding debt agreements; Woodward’s ability to manage additional tax expense and exposures; risks related to Woodward’s U.S. Government contracting activities, including liabilities resulting from legal and regulatory proceedings, inquiries, or investigations related to such activities; the potential of a significant reduction in defense sales due to decreases in the amount of U.S. Federal defense spending or other specific budget cuts impacting defense programs in which Woodward participates; changes in government spending patterns, priorities, subsidy programs and/or regulatory requirements; future impairment charges resulting from changes in the estimates of fair value of reporting units or of long-lived assets; future results of Woodward’s subsidiaries; environmental liabilities related to manufacturing activities and/or real estate acquisitions; Woodward’s continued access to a stable workforce and favorable labor relations with its employees; physical and other risks related to Woodward’s operations and suppliers, including natural disasters and COVID-19 related impacts, which could disrupt production; Woodward’s ability to successfully manage regulatory, tax, and legal matters; changes in accounting standards that could adversely impact our profitability or financial position; risks related to Woodward’s common stock, including changes in prices and trading volumes; impacts of tariff regulations; risks from operating internationally, including the impact on reported earnings from fluctuations in foreign currency exchange rates, and compliance with and changes in the legal and regulatory environments of the United States and the countries in which Woodward operates; fair value of defined benefit plan assets and assumptions used in determining Woodward’s retirement pension and other postretirement benefit obligations and related expenses; industry risks, including increases in natural gas prices, unforeseen events that may reduce commercial aviation, such as diseases, epidemics, pandemics and natural disasters, and increasing emissions standards; any adverse effects on Woodward’s operations due to information systems interruptions or intrusions; certain provisions of Woodward’s charter documents and Delaware law that could discourage or prevent others from acquiring the company; and other risk factors described in Woodward's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, its Annual Report on Form 10-K for the year ended September 30, 2019 and any subsequently filed Quarterly Report on Form 10-Q, as well as its Annual Report on Form 10-K for the year ended September 30, 2020, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands except per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019

Net sales	$531,264	$736,537	$2,495,665	$2,900,197
Costs and expenses:
Cost of goods sold	407,480	571,123	1,855,422	2,192,654
Selling, general and administrative expenses	40,675	51,441	217,710	211,205
Research and development costs	27,105	35,748	133,134	159,107
Impairment of assets sold	–	–	37,902	–
Restructuring charges	3,176	–	22,216	–
Gain on cross-currency interest rate swaps, net	–	–	(30,481)	–
Interest expense	9,309	9,845	35,811	44,001
Interest income	(424)	(400)	(1,764)	(1,413)
Other (income) expense, net	(24,175)	(7,835)	(56,166)	(25,969)
Total costs and expenses	463,146	659,922	2,213,784	2,579,585
Earnings before income taxes	68,118	76,615	281,881	320,612
Income taxes	10,879	9,819	41,486	61,010
Net earnings	$57,239	$66,796	$240,395	$259,602

Earnings per share amounts:
Basic earnings per share	$0.92	$1.08	$3.86	$4.19
Diluted earnings per share	$0.89	$1.03	$3.74	$4.02
Weighted average common shares outstanding:
Basic	62,501	61,872	62,267	61,950
Diluted	63,997	64,553	64,209	64,498

Cash dividends per share paid to Woodward common stockholders	$0.0813	$0.1625	$0.6050	$0.6300

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$153,270	$99,073
Accounts receivable	537,987	591,529
Inventories	437,943	516,836
Income taxes receivable	28,879	8,099
Other current assets	52,786	55,691
Total current assets	1,210,865	1,271,228
Property, plant, and equipment, net	997,415	1,058,775
Goodwill	808,252	797,853
Intangible assets, net	606,711	611,992
Deferred income tax assets	14,658	18,161
Other assets	265,435	198,517
Total assets	$3,903,336	$3,956,526

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$-	$220,000
Current portion of long-term debt	101,634	-
Accounts payable	134,242	240,460
Income taxes payable	4,662	18,849
Accrued liabilities	151,794	228,127
Total current liabilities	392,332	707,436
Long-term debt, less current portion	736,849	864,899
Deferred income tax liabilities	163,573	151,362
Other liabilities	617,905	506,088
Total liabilities	1,910,659	2,229,785
Stockholders’ equity	1,992,677	1,726,741
Total liabilities and stockholders’ equity	$3,903,336	$3,956,526

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)
	For the Year Ended September 30,
	2020	2019
Net cash provided by operating activities	$349,491	$390,608

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(47,087)	(99,066)
Proceeds from sale of assets	30,173	1,010
Proceeds from business divestiture	10,443	-
Proceeds from sales of short-term investments	12,700	22,252
Payments for purchases of short-term investments	(13,109)	(26,723)
Net cash used in investing activities	(6,880)	(102,527)

Cash flows from financing activities:
Cash dividends paid	(37,664)	(39,066)
Proceeds from sales of treasury stock	24,969	36,044
Payments for repurchases of common stock	(13,346)	(110,311)
Borrowings on revolving lines of credit and short-term borrowings	1,248,135	1,683,542
Payments on revolving lines of credit and short-term borrowings	(1,510,746)	(1,690,035)
Payments of long-term debt and capital lease obligations	(1,590)	(143,535)
Payment of debt financing costs	-	(2,238)
Net cash used in financing activities	(290,242)	(265,599)
Effect of exchange rate changes on cash and cash equivalents	1,828	(7,003)
Net change in cash and cash equivalents	54,197	15,479
Cash and cash equivalents at beginning of year	99,073	83,594
Cash and cash equivalents at end of period	$153,270	$99,073

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND EARNINGS
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales:
Aerospace	$336,308	$505,904	$1,590,963	$1,880,520
Industrial	194,956	230,633	904,702	1,019,677
Total consolidated net sales	$531,264	$736,537	$2,495,665	$2,900,197
Segment earnings*:
Aerospace	$58,492	$111,312	$310,137	$389,126
As a percent of segment net sales	17.4%	22.0%	19.5%	20.7%
Industrial	18,681	10,984	100,321	93,521
As a percent of segment net sales	9.6%	4.8%	11.1%	9.2%
Total segment earnings	77,173	122,296	410,458	482,647
Nonsegment expenses	(170)	(36,237)	(94,530)	(119,447)
EBIT	77,003	86,059	315,928	363,200
Interest expense, net	(8,885)	(9,444)	(34,047)	(42,588)
Consolidated earnings before income taxes	$68,118	$76,615	$281,881	$320,612

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$8,015	$21,162	$47,087	$99,066

Depreciation expense	$23,599	$22,984	$91,700	$85,982

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended			Three Months Ended
	September 30, 2020			September 30, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$68,118	$57,239	$0.89	$76,615	$66,796	$1.03
Non-U.S. GAAP adjustments:
Gain on sale of properties[2]	(11,131)	(8,376)	(0.13)	-	-	-
Duarte move related costs	-	-	-	3,930	2,968	0.05
Merger and divestiture transaction costs[3]	(2,299)	(1,730)	(0.03)	-	-	-
Restructuring charges related to COVID-19	3,176	2,421	0.04	-	-	-
Gain on sale of renewable power systems and related businesses	(2,025)	(1,436)	(0.02)	-	-	-
Impairment of Senvion related assets	-	-	-	12,601	8,937	0.14
Total non-U.S. GAAP adjustments	(12,279)	(9,121)	(0.14)	16,531	11,905	0.19
Adjusted earnings (Non-U.S. GAAP)	$55,839	$48,118	$0.75	$93,146	$78,701	$1.22

(2) The gain on sale of properties includes (i) the gain on sale of the Duarte property and (ii) the gain on sale of the Loveland property
(3) Merger and divestiture transaction costs include, as applicable, (i) costs associated with the now-terminated merger with Hexcel, (ii) costs associated with the divestiture of the renewable power systems and related businesses

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED EARNINGS [1]
(Unaudited - in thousands, except per share amounts)

	Year Ended			Year Ended
	September 30, 2020			September 30, 2019
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Earnings (U.S. GAAP)	$281,881	$240,395	$3.74	$320,612	$259,602	$4.02
Non-U.S. GAAP adjustments:
Gain on sale of properties[2]	(24,653)	(18,551)	(0.29)	-	-	-
Impairment from assets sold	37,902	28,016	0.44	-	-	-
Duarte move related costs	-	-	-	27,089	20,385	0.32
L'Orange backlog amortization impact[3]	-	-	-	21,100	14,964	0.23
Merger and divestiture transaction costs[4]	16,355	12,307	0.19	-	-	-
Restructuring charges related to COVID-19	22,216	16,621	0.26	-	-	-
Loss on sale of renewable power systems and related businesses	515	365	0.01	-	-	-
Acceleration of stock compensation	2,376	1,788	0.03	-	-	-
Net gain on cross-currency interest rate swaps	(27,481)	(26,904)	(0.42)	-	-	-
Impairment of Senvion related assets	-	-	-	12,601	8,937	0.14
Sub-total non-U.S. GAAP adjustments	27,230	13,642	0.22	60,790	44,286	0.69
Transition impact of U.S. tax legislation	-	-	-	-	10,588	0.17
Total non-U.S. GAAP adjustments	27,230	13,642	0.22	60,790	54,874	0.86
Adjusted earnings (Non-U.S. GAAP)	$309,111	$254,037	$3.96	$381,402	$314,476	$4.88

(2) The gain on sale of properties includes (i) the gain on sale of the Duarte property and (ii) the gain on sale of the Loveland property
(3) Represents the purchase accounting impacts related to the amortization of the Woodward L’Orange backlog intangible.
(4) Merger and divestiture transaction costs include, as applicable, (i) costs associated with the now-terminated merger with Hexcel, (ii) costs associated with the divestiture of the renewable power systems and related businesses

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT [1] AND ADJUSTED EBIT [1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net earnings (U.S. GAAP)	$57,239	$66,796	$240,395	$259,602
Income taxes	10,879	9,819	41,486	61,010
Interest expense	9,309	9,845	35,811	44,001
Interest income	(424)	(400)	(1,764)	(1,413)
EBIT (Non-U.S. GAAP)	77,003	86,060	315,928	363,200
Non-U.S. GAAP adjustments*	(12,279)	16,531	27,230	60,790
Adjusted EBIT (Non-U.S. GAAP)	$64,724	$102,591	$343,158	$423,990

*See Reconciliation of Earnings to Adjusted Earnings[1] tables below for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA [1] AND ADJUSTED EBITDA [1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net earnings (U.S. GAAP)	$57,239	$66,796	$240,395	$259,602
Income taxes	10,879	9,819	41,486	61,010
Interest expense	9,309	9,845	35,811	44,001
Interest income	(424)	(400)	(1,764)	(1,413)
Amortization of intangible assets	9,977	10,552	39,458	56,022
Depreciation expense	23,599	22,984	91,700	85,982
EBITDA (Non-U.S. GAAP)	110,579	119,596	447,086	505,204
Non-U.S. GAAP adjustments*	(12,279)	16,531	27,230	39,690
Adjusted EBITDA (Non-U.S. GAAP)	$98,300	$136,127	$474,316	$544,894

*See Reconciliation of Earnings to Adjusted Earnings[1] tables above for the list of Non-U.S. GAAP adjustments made in the applicable periods. Note that all Non-U.S. GAAP adjustments are reflected in this table, except for the purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT EARNINGS TO ADJUSTED INDUSTRIAL SEGMENT EARNINGS [1] AND ADJUSTED INDUSTRIAL SEGMENT EARNINGS EXCLUDING RENEWABLE POWER SYSTEMS AND RELATED BUSINESSES[1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Industrial segment earnings (U.S. GAAP)	$18,681	$10,984	$100,321	$93,521
Purchase accounting impacts*	-	-	-	21,100
Adjusted Industrial segment earnings (Non-U.S. GAAP)	18,681	10,984	100,321	114,621
Renewable power systems and related businesses earnings (losses)[1]	-	810	3,602	(3,788)
Adjusted Industrial segment earnings excluding renewable power systems and related businesses	$18,681	$10,174	$96,719	$118,409

* Represents the purchase accounting impact related to the amortization of the Woodward L'Orange backlog intangible.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT NET SALES EXCLUDING RENEWABLE POWER SYSTEMS AND RELATED BUSINESSES[1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Industrial segment net sales	$194,956	$230,633	$904,702	$1,019,677
Renewable power systems and related businesses sales	-	24,607	67,663	87,997
Industrial segment net sales excluding renewable power systems and related businesses	$194,956	$206,026	$837,039	$931,680

Woodward, Inc. and Subsidiaries
RECONCILIATION OF INDUSTRIAL SEGMENT EARNINGS EXCLUDING RENEWABLE POWER SYSTEMS AND RELATED BUSINESSES[1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Industrial segment earnings	$18,681	$10,984	$100,321	$93,521
Renewable power systems and related businesses earnings (losses)	-	810	3,602	(3,788)
Industrial segment earnings excluding renewable power systems and related businesses	$18,681	$10,174	$96,719	$97,309

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES [1]
(Unaudited - in thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2020	2019	2020	2019
Nonsegment expenses (U.S. GAAP)	$170	$36,237	$94,530	$119,447
Gain on sale of properties	11,131	-	24,653	-
Impairment of long-lived assets held for sale	-	-	(37,902)	-
Net gain (loss) on sale of renewable power systems and related businesses	2,025	-	(515)	-
Merger and divestiture transaction costs	2,299	-	(16,355)	-
Restructuring charges related to COVID-19	(3,176)	-	(22,216)	-
Net gain on cross-currency interest rate swaps	-	-	27,481	-
Acceleration of stock compensation	-	-	(2,376)	-
Impairment of Senvion related assets	-	(12,601)	-	(12,601)
Duarte move related costs	-	(3,930)	-	(27,089)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$12,449	$19,706	$67,300	$79,757

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)
	Year Ended
	September 30,
	2020	2019

Net cash provided by operating activities	$349,491	$390,608
Payments for property, plant, and equipment	(47,087)	(99,066)
Free cash flow (Non-U.S. GAAP)	302,404	291,542
Cash proceeds from the sale of the Duarte facility	30,089	-
Cash paid for merger and divestiture transaction costs	19,853	-
Cash paid for restructuring charges	18,065	-
Net cash proceeds from cross currency interest rate swaps	(55,191)	-
Adjusted free cash flow (Non-U.S. GAAP)	$315,220	$291,542

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted Industrial segment earnings, adjusted EBIT and EBITDA, adjusted effective tax rate, Industrial segment sales excluding RPS, Industrial segment earnings excluding RPS, adjusted Industrial segment earnings excluding RPS and adjusted nonsegment expenses exclude, as applicable, (i) the gain on sale of assets associated with the sale of the Company’s real property, (ii) the charge from the impairment of assets held for sale, and the losses, associated with the Company’s divestiture of its renewable power systems and related businesses, (iii) Duarte move related costs, (iv) the purchase accounting impacts related to the amortization of the backlog intangible acquired in connection with the acquisition of Woodward L’Orange on June 1, 2018 (the “L’Orange Acquisition”), (v) the transition impacts of the change in U.S. federal tax legislation in December 2017, (vi) costs associated with the previously proposed merger with Hexcel Corporation, which merger agreement was terminated on April 5, 2020, (vii) transaction costs associated with the completed divestiture of renewable power systems and related businesses, (viii) restructuring charges related to the COVID-19 pandemic, (ix) acceleration of stock compensation expense related to restructuring activities, (x) the net gain on settlement of cross-currency interest rate swaps, (xi) costs related to the fourth quarter of fiscal year 2019 impairment of accounts receivable, inventory and certain other assets in connection with Senvion, a significant customer of Woodward renewables business, which declared insolvency in fiscal year 2019, (xii) renewable power systems and related businesses sales, and (xiii) renewable power systems and related businesses earnings. Woodward believes that these items are short-term costs/benefits or are otherwise not related to the ongoing operations of the business and therefore, uses them to illustrate more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) plus the cash proceeds from the sale of real property at our former Duarte operations, cash payments added back for merger and divestiture transaction costs and restructuring activities, and excluding cash proceeds from the settlement of our cross-currency interest rate swaps. Management believes these adjustments to free cash flow better portrays Woodward’s operating performance.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted free cash flow, adjusted net earnings, adjusted Industrial segment net earnings, adjusted net earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, Industrial segment sales excluding RPS, Industrial segment earnings excluding RPS, adjusted Industrial segment earnings excluding RPS, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because EBIT and EBITDA, and adjusted EBIT and EBITDA, exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT and EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, Twitter: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its Twitter handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Don Guzzardo Vice President, Investor Relations & Treasurer 970-498-3580 Don.Guzzardo@woodward.com